Prospectus Supplement No. 7 (to Prospectus dated October 22, 2021)	Prospectus Supplement No. 7 Filed pursuant to Rule 424(b)(3) Registration No. 333-260207

Prospectus Supplement No. 7

(To Final Prospectus dated October 22, 2021)

This Prospectus Supplement No. 7 supplements and amends the final prospectus dated October 22, 2021, as previously supplemented (the “Final Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333- 260207), relating to the sale from time to time of up to 2,300,000 shares of our common stock, par value $0.001 (the “Common Stock”) by Triton Funds, LP.

This Prospectus Supplement No. 7 is being filed to update and supplement the information in the Final Prospectus with the information contained in our Quarterly Report on Form 10-Q filed on April 3, 2023 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this Prospectus Supplement No. 7.

This Prospectus Supplement No. 7 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 7 supersedes the information contained in the Final Prospectus.

Our Common Stock is currently quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (the “OTCQB”) under the symbol “RKFL.” On April 21, 2023, the last reported sale price of our Common Stock was $0.0965.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Final Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 18, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended December 31, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission file number: 033-17773-NY

ROCKETFUEL BLOCKCHAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	90-1188745
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Spear Street, Suite 1100
San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

(424) 256-8560

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	RKFL	None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Small Reporting Company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) ☐ Yes ☒ No

Number of shares of issuer’s common stock outstanding at March 29, 2023: 36,297,840

ROCKETFUEL BLOCKCHAIN, INC.

2

PART I FINCANCIAL INFORMATION

Item 1 Consolidated Financial Statements

ROCKETFUEL BLOCKCHAIN, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2022	March 31, 2022

ASSETS
Current Assets:
Cash	$392,956	$2,634,794
Restricted Cash	-	-
Accounts receivable	-	3,475
Prepaid expenses and other current assets	111,593	12,350
Total current assets	504,549	2,650,619

Property and equipment, net of accumulated depreciation and amortization of $493,660 and $149,919, respectively	768,267	460,176

Total Assets	$1,272,816	$3,110,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$723,982	$487,200
Payable to related party	24,396	11,277
Deferred revenue	3,504	15,073
Total current liabilities	751,882	513,550
Total liabilities	751,882	513,550

Stockholders’ equity:
Preferred stock; $0.001 par value; 50,000,000 shares authorized; and 0 shares issued and outstanding as of December 31, 2022 and March 31, 2022	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized; 36,297,840 and 31,975,083 shares issued; 36,297,840 and 31,965,083 shares outstanding as of December 31, 2022 and March 31, 2022, respectively	36,298	31,975
Additional paid in capital	13,184,365	11,214,820
Accumulated deficit	(12,699,729)	(8,646,550)
Treasury stock, at cost	-	(3,000)
Total stockholders’ equity	520,934	2,597,245

Total Liabilities and Stockholders’ Equity	$1,272,816	$3,110,795

The accompanying notes are an integral part of these consolidated financial statements

3

ROCKETFUEL BLOCKCHAIN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021

Revenue	$42,408	$9,375	$92,355	$11,875
Transaction expense	(26,890)	-	(102,492)	-
Gross Margin	15,518	9,375	(10,137)	11,875

Operating expenses:
Research and development expenses	210,342	294,326	797,006	650,762
General and administrative expenses	1,140,603	879,355	3,269,565	1,730,010
Total operating expense	1,350,945	1,173,681	4,066,571	2,380,772
Loss from operations	(1,335,427)	(1,164,306)	(4,076,708)	(2,368,897)

Other income (expense):
Change in fair value of derivative liability	-	6,741	0	6,741
Interest expense	(544)	(20,973)	(544)	(20,973)
Gain from legal settlement	-	-	540,059	-
Others	-	-	10,023	-
Other income (expense)	(544)	(14,232)	549,538	(14,232)

Loss before provision for income taxes	(1,335,971)	(1,178,538)	(3,527,170)	(2,383,129)

Provision for income taxes	-	-	-	-
Net loss	$(1,335,971)	$(1,178,538)	(3,527,170)	$(2,383,129)

Loss per common share:
Basic and diluted	$(0.04)	$(0.05)	(0.10)	$(0.10)

Weighted average common shares outstanding :
Basic and diluted	36,297,840	24,464,625	36,297,840	24,610,390

The accompanying notes are an integral part of these consolidated financial statements

4

ROCKETFUEL BLOCKCHAIN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Three and Nine-Month Periods Ended December 31, 2021 and 2022

(Unaudited)

	Preferred Stock Outstanding		Common Stock Outstanding		Treasury Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of March 31, 2021	-	$-	24,438,416	$24,438	-	$-	$4,584,214	$(3,983,626)	$625,026
Issuance of common stock in connection with exercise of common stock purchase warrants	-	-	550,000	550	-	-	581,950	-	582,500
Stock-based compensation - employees and consultants option grants	-	-	-	-	-	-	316,896	-	316,896
Net loss	-	-	-	-	-	-	-	(1,204,591)	(1,204,591)
Balance as of June 30, 2021	-	-	24,988,416	24,988	-	-	5,483,060	(5,188,217)	319,831
Issuance of common stock in connection with exercise of common stock purchase warrants	-	-	100,000	100	-	-	99,900	-	100,000
Issuance of common stock to customer	-	-	10,000	10	-	-	9,990	-	10,000
Stock-based compensation - employees and consultants option grants	-	-	-	-	-	-	319,850	-	319,850
Net loss	-	-	-	-	-	-	-	(1,178,538)	(1,178,538)
Balance as of September 30, 2021	-	$-	25,098,416	$25,098	-	$-	$5,912,800	$(6,366,755)	$(428,857)

Balance as of March 31, 2022	-	$-	31,975,083	$31,975	(10,000)	$(3,000)	$11,214,820	$(8,646,550)	$2,597,245
Stock-based compensation - employees and consultants option grants	-	-	-	-	-	-	291,382	-	291,382
Cancellation of common stock			(3,610,394)	(3,610)	10,000	3,000	(13,440)	(526,009)	(540,059)
Net loss	-	-	-	-	-	-	-	(948,728)	(948,728)
Balance as of June 30, 2022	-	-	28,364,689	28,365	-	-	11,492,762	(10,121,287)	1,399,840
Issuance of common stock in a private placement, net of issuance costs which included 338,983 shares issued for commissions	-	-	3,728,814	3,729	-	-	696,271	-	700,000
Stock-based compensation - employees and consultants option grants	-	-	-	-	-	-	280,567	-	280,567
Issuance of common stock for service	-	-	333,943	334	-	-	17,157	-	17,491
Net loss	-	-	-	-	-	-	-	(1,242,471)	(1,242,471)
Balance as of September 31, 2022	-	$-	32,427,446	$32,428	-	$-	$12,486,757	$(11,363,758)	$1,155,427
Stock-based compensation - employees and consultants option grants	-	-	-	-	-	-	697,608	-
Net loss								(1,335,971)	(1,335,971)
Balance as of December 31, 2022							13,184,365	(12,699,729)	520,934

The accompanying notes are an integral part of these consolidated financial statements

5

ROCKETFUEL BLOCKCHAIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended	Nine Months Ended
	December 31, 2022	December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(3,527,170)	$(2,383,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	493,660	-
Stock based compensation	1,287,048	646,746
Gain from legal settlement	540,059	-
Change in fair value of derivative liability		(6,741)
Amortization of debt discount		19,349
Changes in operating assets and liabilities:
Accounts receivable		6,600
Prepaid expenses and other current assets	(111,593)	(13,779)
Accounts payable and accrued expenses	723,982	288,029
Payable to related party	106,645	36,680
Deferred revenue	3,504	2,500
Net cash flows used in operating activities	(483,865)	(1,403,745)

Cash Flows from Investing Activities:
Purchase of property and equipment	(40,022)	-
Software development cost	(1,221,905)	-
Net cash flows used in investing activities	(1,261,927)	-

Cash Flows from Financing Activities:
Proceeds from issuance of common stock in connection with exercise of common stock purchase warrants	-	682,500
Proceeds from issuance of common stock, warrants and tokens, net of issuance costs	-	-
Proceeds from convertible note payable, net	-	126,250
Net cash flows provided by financing activities	-	808,750
Net change in cash and restricted cash	(2,241,838)	(594,995)
Cash and restricted cash at beginning of period	2,634,794	800,331
Cash and restricted cash at end of period	392,956	$$205,336

Supplemental disclosure of cash flow information:
Cash paid for interest	$544	$-
Cash paid for income taxes	$-	$-
Supplemental disclosure of non-cash flow information:
Common stock issued to customer for early adopter	$-	$10,000
Common stock issued to consultant in lieu of cash	$-	$-

	2022	2021
Reconciliation of cash and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above at December 31:

Cash	$392,956	$205,336
Restricted cash	-	-
Total cash and restricted cash	$392,956	$205,336

The accompanying notes are an integral part of these consolidated financial statements

6

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

1. Business

We (or the “Company”) provide cryptocurrency and other check-out and payment systems that securely automate and simplify the way online payment and shipping information is received by merchants from their customers. Our “one click” checkout solution is modeled on the “buy now” button on leading eCommerce sites. Our check-out systems are designed to enhance customers’ data protection, enabling consumers to pay for goods and services using cryptocurrencies or by direct transfers from their bank accounts without exposing spending credentials such as credit card data. At the same time, our check-out systems are designed to increase the speed, security and ease of use for both customers and merchants and include a merchant portal that provides detailed transactions and metrics about payments received by the merchant. Our system also includes a customer portal where shoppers are able to track their payments, configure payment defaults and connect with various cryptocurrency exchanges and banks to facilitate payment to merchants. Merchants are able to integrate a unique pop-up user interface that allows customers to pay directly from their eCommerce checkout page with no need to redirect to another website or web page.

Our corporate headquarters are located in San Francisco, California.

On May 12, 2022, the Company incorporated a wholly owned subsidiary, RocketFuel (BVI) Ltd., in the British Virgin Islands. The subsidiary is formed to be the issuer of digital tokens in connection with our planned loyalty program. As of March 30, 2023, no tokens had been issued. On May 17, 2022, the Company incorporated another wholly owned subsidiary, RocketFuel A/S, in Denmark. This subsidiary will engage in our B2B cross border settlement program. The subsidiary received a Virtual Asset Services Provider (VASP) license in July 2022, allowing it to offer a variety of crypto-based services in the EU. Both subsidiaries have not commenced commercial operations as of December 31, 2022.

2. Summary of Significant Accounting Policies

Other than as discussed herein, our significant accounting policies are described in Note 2 to the audited financial statements as of March 31, 2022 which are included in our Annual Report on Form 10-K as filed with the SEC on July 15, 2022.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information pursuant to Rule 8-03 of Regulation S-X. Accordingly, these unaudited financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited financial statements include all adjustments (consisting only of normal recurring adjustments), which we consider necessary, for a fair presentation of those financial statements. The results of operations for the three and nine months ended December 31, 2022 and cash flows for the nine months ended December 31, 2022 may not necessarily be indicative of results that may be expected for any succeeding quarter or for the entire fiscal year. The March 31, 2022 balance sheet included herein was derived from the audited financial statements included in the Company’s Annual Report on Form 10-K as of that date. These unaudited financial statements should be read in conjunction with our audited financial statements as of March 31, 2022 as filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2022.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries in accordance with consolidation accounting guidance. The Company’s subsidiaries consist of RocketFuel Blockchain Company (RBC) (incorporated in Nevada), RocketFuel A/S (incorporated in Denmark), and RocketFuel (BVI) (incorporated in the British Virgin Islands), the latter two of which were incorporated during the quarter ended June 30, 2022. All intercompany balances and transactions have been eliminated in consolidation.

Use of Accounting Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and judgments, which are evaluated on an ongoing basis, and that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenues and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and judgments.

7

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Cash and Cash Equivalents

Cash includes cash on hand. We consider all highly-liquid, temporary cash investments with a maturity date of three months or less to be cash equivalents.

Restricted Cash

In relation to the Company’s incorporation of a subsidiary in Denmark, a cash deposit of $55,956 was made into an escrow account controlled by a legal firm. This cash is not available to fund immediate or general business use until it is released from escrow into an operating cash account of the Denmark subsidiary. Until this release occurs, the cash is restricted in nature and is separately disclosed on the Company’s consolidated balance sheet and consolidated statement of cash flows.

Software Development Costs

The Company accounts for software development costs in accordance with Accounting Standards Codification (“ASC”) 350-40. Research and development costs are expensed as incurred, except for certain costs which are capitalized in connection with the development of its internal-use software and website. These capitalized costs are primarily related to the application software that is hosted by the Company and accessed by its customers through the Company’s website. In addition, the Company capitalizes certain general and administrative costs related to the customization and development of our internal business systems. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing performed to ensure the product is ready for its intended use. The Company also capitalizes costs related to specific upgrades and enhancements of internal-use software when it is probable that the expenditures will result in additional functionality. Maintenance and training costs are expensed as incurred. Capitalized internal use software costs are recorded as part of property and equipment and are amortized on a straight-line basis over an estimated useful life of two years.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is three years for the Company. Maintenance and repairs are charged to operations as incurred. Significant improvements are capitalized and depreciated over the useful life of the assets. Gains or losses on disposition or retirement of property and equipment are recognized in operating expenses.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the related assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, the effects of obsolescence, demand, competition, and other economic factors.

Revenue Recognition

During March 2021 we commenced commercial operations. Our revenues are generated from (i) fees charged under software development contracts; (ii) fees charged in connection with conversion of crypto currencies to and from fiat currencies; (iii) fees charged in connection with the implementation of our ecommerce checkout solutions; and (iv) ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues earned by our merchant customers. In June 2022, we conducted tests of our cross-border B2B solution, which we expect to place in commercial operations by mid-2023.

Our revenue recognition policy follows the guidance from ASC 606, “Revenue Recognition,” and Accounting Standards Update No. 2014-09 Revenue from Contracts with Customers (Topic 606) which provides guidance on the recognition, presentation, and disclosure of revenue in consolidated financial statements. We determine revenue recognition through the following steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract and (v) recognition of revenue when a performance obligation is satisfied. Collectability is assessed based on a number of factors, including the creditworthiness of a client, the size and nature of a client’s website and transaction history. Amounts billed or collected in excess of revenue recognized are included as deferred revenue. An example of this deferred revenue would be arrangements where clients request or are required by us to pay in advance of delivery.

8

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

Earnings (Loss) Per Share

Earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. The dilutive effect, if any, of convertible instruments or warrants is calculated using the treasury stock method. There are no outstanding dilutive instruments as the outstanding convertible instruments, stock options and warrants would be anti-dilutive if converted or exercised for the three and nine months ended December 31, 2022 and 2021.

Stock-based Compensation

The Company applies the provisions of ASC 718, Compensation - Stock Compensation, (“ASC 718”) which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.

For stock options issued to employees and members of the Board of Directors (the “Board) for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

Pursuant to Accounting Standards Update (“ASU”) 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, the Company accounts for stock options issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.

9

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

Income Taxes

We are required to file federal and state income tax returns in the United States. The preparation of these tax returns requires us to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by us. In consultation with our tax advisors, we base our tax returns on interpretations that are believed to be reasonable under the circumstances. The tax returns, however, are subject to routine reviews by the various federal and state taxing authorities in the jurisdictions in which we file tax returns. As part of these reviews, a taxing authority may disagree with respect to the income tax positions taken by us (“uncertain tax positions”) and, therefore, may require us to pay additional taxes. As required under applicable accounting rules, we accrue an amount for our estimate of additional income tax liability, including interest and penalties, which we could incur as a result of the ultimate or effective resolution of the uncertain tax positions. We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Impact of COVID-19 on Our Business

The COVID-19 pandemic has resulted, and may continue to result, in significant economic disruption despite progress made in the development and distribution of vaccines. It disrupted global travel, supply chains and the labor market and adversely impacted global commercial activity. While the pandemic has largely subsided, considerable uncertainty still surrounds COVID-19, the evolution of its variants, its potential long-term economic effects, as well as the effectiveness of any responses taken by government authorities and businesses and of various efforts to inoculate the global population.

Significant uncertainty continues to exist concerning the impact of the COVID-19 pandemic on our customers’ and prospects’ business and operations in future periods. Although our total revenues for the three and nine months ended December 31, 2022 were not materially impacted by COVID-19, we believe our revenues may be negatively impacted in future periods until the effects of the pandemic have fully subsided and the current macroeconomic environment has substantially recovered. Effects of the COVID-19 pandemic that may negatively impact our business in future periods include, but are not limited to: limitations on the ability of our customers to conduct their business, purchase our products and services, and make timely payments; curtailed consumer spending; deferred purchasing decisions; delayed consulting services implementations; labor shortages and decreases in product licenses revenues driven by channel partners. We will continue to actively monitor the nature and extent of the impact to our business, operating results, and financial condition.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on our accounting and reporting. We believe that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on our accounting or reporting or that such impact will not be material to our financial position, results of operations and cash flows when implemented.

10

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

3. Going Concern

Our consolidated financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We incorporated our business on January 12, 2018, the date of our inception, and commenced commercial operations in March 2021. During the three and nine months ended December 31, 2022, we reported a net loss of $1,335,971 and $3,527,170, respectively, which included as a component of general and administrative expenses in the statements of operations a non-cash stock-based compensation charge of $697,608 and $1,287,048, respectively, and cash flows used in operating activities during the nine months ended December 31, 2022 of $(483,865). These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will require additional financing to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. During the nine months ended December 31, 2022, we raised $700,000 in proceeds, net of the issuance costs, through a private placement of common stock, warrants and tokens (see Note 7). We have used and plan to continue using the net proceeds of the private placement and warrant exercise to recruit key management and operational personnel, to retain software and blockchain developers and to develop our blockchain based check-out solution. Management believes the funding from the private placement, the exercise of the common stock purchase warrant, and the growth strategy actions executed and planned for execution could contribute to our ability to mitigate any substantial doubt as to our ability to continue as a going concern.

4. Property, Plant & Equipment

The Company’s property, plant and equipment assets are comprised of the following:

	Useful Life	December 31, 2022	March 31, 2022
Capitalized software development costs	2 years	$1,221,905	$586,700
Computer equipment	3 years	40,022	23,395
Less: Accumulated depreciation and amortization		(493,660)	(149,919)
Property and equipment, net		$768,267	$460,176

11

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

Capitalized software development costs represent the costs incurred during the development stage, when direct and incremental internal and external costs, are capitalized until the software is substantially complete and ready for its intended use. The Company also capitalizes costs related to specific upgrades and enhancements of internal-use software when it is probable that the expenditures will result in additional functionality.

Depreciation and amortization expenses amount to $256,659 and $493,660 for the three and nine months ended December 31, 2022. No depreciation and amortization expenses were recorded for the three and nine months ended December 31, 2021.

5. Related Party Transactions

During the three and nine months ended December 31, 2022 and 2021, our chief financial officer was affiliated with legal counsel who provided us with general legal services (the “Affiliate”). We recorded legal fees paid to the Affiliate of $34,569 and $82,248 for the three and nine months ended December 31, 2022, respectively. We recorded legal fees paid to the Affiliate of $11,277 and $36,680 for the three and nine months ended December 31, 2021, respectively. As of December 31, 2022 and March 31, 2022, we had $24,396 and $35,475, respectively, payable to the Affiliate.

On January 18, 2023, we borrowed $200,000 from Peter M. Jensen, our CEO, pursuant to a convertible promissory note. The proceeds were to be used to support a transaction that ultimately was not consummated. On February 15, 2023, we repaid the loan in full together with $1,535 representing accrued interest at a rate of 10% per annum.

6. Deferred Revenue

We enter into certain contracts typically having initial one-year terms which define the scope of services to be provided. These contracts can include agreed-upon setup fees during the initial one-year term, which setup fees are recorded as deferred revenue and amortized ratably over the initial one-year term. Deferred revenue was $3,504 and $15,073 as of December 31, 2022 and March 31, 2022, respectively.

7. Stockholders’ Equity

Private placement:

On September 19, 2022, the Company completed a private placement (the “Offering”) of 3,389,831 shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 1,694,915 shares of Common Stock (the “Warrants”). In addition, in connection with the Offering, RocketFuel (BVI) Ltd., a wholly owned subsidiary of the Company, also entered into pre-launch token sale agreements with four investors for the issuance of 3,389,831 cryptographic tokens (the “Tokens”) when such Tokens are created. The Company plans to issue the Tokens in connection with a loyalty program it is developing, and these Tokens have not been issued as of December 31, 2022. The combined purchase price for one share of Common Stock, an accompanying Warrant and a Token was $0.2065. The Warrants are immediately exercisable at an exercise price equal to $0.2065 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date.

On September 19, 2022, in connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four investors. The Purchase Agreement sets forth the economic terms set forth above and contains customary representations and warranties of the Company, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. The Company also entered into a registration rights agreement with the investors requiring the Company to file within 90 days of closing a registration statement under the Securities Act of 1933 covering the Common Stock sold in the private placement and the shares issuable upon exercise of the Warrants.

The net proceeds to the Company from the Offering, excluding the proceeds, if any, from the exercise of the Warrants, are $700,000. In connection with the Offering, the Company issued 338,983 shares of its common stock to one of the investors for a commission.

12

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

Issuance of common stock:

The Company entered the marketing service agreement in July 2022 with a firm. In connection with this service agreement, the Company issued 333,943 restricted shares and recognized $17,491 of stock compensation expense for the three and nine months ended December 31, 2022. Total unrecognized stock compensation expense as of December 31, 2022 was 27,591

Cancellations of Stock:

On October 6, 2021, we entered into a contract with one customer having a one-year term from the date of execution that provided for (1) the payment of $10,000 in connection with the implementation of our blockchain technology and (2) the issuance of 10,000 shares of our common stock valued at $1.00 per share in consideration of being an early adopter of our blockchain technology. In March 2022, in settlement of a customer dispute, we repurchased the 10,000 shares of stock issued in October 2021 for $3,000. During the three months ended June 30, 2022, the 10,000 shares were cancelled.

On June 7, 2022, we entered into a settlement agreement in the legal proceedings with Joseph Page, our former director and chief technology officer, as defendant, whereunder Page surrendered 3,600,394 shares of the Company’s common stock. In connection with this settlement, we recognized a gain of $540,059, calculated based on the Company’s share price of $0.15 per share on the date of settlement of the legal proceedings. This gain was recorded in other income for the nine months ended December 31, 2022 in the accompanying consolidated statements of operations (see Note 9). Immediately after these shares were transferred to the Company, the 3,600,394 shares were cancelled and we recorded cancellation of these treasury shares during the three months ended June 30, 2022.

As of December 31, 2022, and March 31, 2022, we had 36,297,840 and 31,965,083 shares of our common stock outstanding, respectively.

Warrants:

As of December 31, 2022 and March 31, 2022, the total outstanding warrants to purchase of the Company’s common stock were 12,360,897 and 10,665,982 with a weighted average exercise price of $0.71 and $0.84, respectively. There were 1,694,915 new warrants issued with an average exercise price of $0.21 during the three and nine months ended December 31, 2022. There were no warrants exercised, cancelled or expired during the three and nine months ended December 31, 2022. As of December 31, 2022 and March 31, 2022, the weighted average remaining contractual terms were 4.33 and 4.11 years, respectively.

8. Stock-Based Compensation

Stock Option Plan:

On August 8, 2018, the Board and stockholders holding a majority of our voting power approved the RocketFuel Blockchain, Inc., 2018 Plan, which plan enables us to make awards that qualify as performance-based compensation. Under the terms of the 2018 Plan, the options will (i) be incentive stock options, (ii) have an exercise price equal to the fair market value per share of our common stock on the date of grant as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years, (iv) vest and become exercisable pursuant to the terms set forth in the grantees stock option agreement, (v) be subject to the exercise, forfeiture and termination provisions set forth in the 2018 Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. We initially reserved 2,000,000 shares of our common stock for issuance in connection with awards under the plan. On September 15, 2020 and March 18, 2021, our board of directors unanimously resolved to amend the 2018 Plan to increase the number of shares of our common stock available for grant to 4,000,000 shares and 6,000,000 shares, respectively. On May 10, 2022, the Board has approved a plan to increase the number of shares to 8,000,000 for 2018 plan. As of December 31, 2022 and March 31, 2022, there were 918,987 and 393,987 shares, respectively, of our common stock available for grant pursuant to the 2018 Plan.

Service-Based Stock Option Grants

In determining the fair value of the service-based options during the nine months ended December 31, 2022, we utilized the Black-Scholes pricing model utilizing the following assumptions:

Option exercise price per share	$0.10 - $0.30
Grant date fair value per share	$0.14 - $0.21
Range of expected volatility	151% - 179%
Expected term of option in years	6.25
Range of risk-free interest rate	2.5 - 4.7%
Dividend yield	-

13

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

Activity under the 2018 Plan for all service-based stock options for the nine months ended December 31, 2022 are as follows:

	Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Options outstanding at April 1, 2022:	5,766,886	$0.21	8.00	$-
Granted	575,000	$0.17	5.61	6,780
Exercised	-	$-	-	-
Cancelled or forfeited	489,127	$0.21	5.61	-
Options outstanding as of December 31, 2022	5,852,758	$0.20	5.61	$28,099
Options vested and exercisable as of December 31, 2022	2,784,623	0.21		$5,899

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing price of the common stock on December 31, 2022 of $0.1455 and the exercise price of each in-the-money option) that would have been received by the option holders had all option holders exercised their options on December 31, 2022. There were no service-based stock options exercised under the 2018 Plan for the three and nine months ended December 31, 2022.

For the three months ended December 31, 2022 and 2021, we recorded stock-based compensation expense for service-based stock options pursuant to the 2018 Plan in the amount of $253,188 and $294,446, respectively. For the nine months ended December 31, 2022 and 2021, we recorded stock-based compensation expense for service-based stock options pursuant to the 2018 Plan in the amount of $770,842 and $585,939, respectively. As of December 31, 2022 and March 31, 2022, we had $2,017,192 and $3,336,948 of unrecognized stock-based compensation cost related to service-based stock options, respectively.

Performance-Based Stock Option Grants

We also granted performance-based options pursuant to the 2018 Plan to Rohan Hall, our chief technology officer, which are exercisable into 600,000 shares of our common stock subject to certain designated milestones. On March 18, 2021, our Board of Directors determined that Mr. Hall earned all of the performance-based options effective February 1, 2021. The Board of Directors also entered into a resolution whereby 75,000 shares of our common stock underlying the performance-based options would vest immediately and 525,000 shares of our common stock underlying the performance-based option would vest ratably over a 48-month period with the first vesting date being February 1, 2021.

In determining the fair value of the performance-based options granted to Mr. Hall on September 14, 2020 and earned effective February 1, 2021, we utilized the Black-Scholes pricing model utilizing the following assumptions:

Performance -Based Options
Option exercise price per share	$1.08
Grant date fair market value per share	$1.08
Expected term of option in years	6.25
Expected volatility	240.1%
Expected dividend rate	0.00%
Risk free interest rate	0.54%

Activity under the 2018 Plan for all performance-based stock options for the nine months ended December 31, 2022 is as follows:

	Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Options outstanding at April 1, 2022:	600,000	$0.33	8.46	$-
Granted	-	-
Exercised	-	-
Cancelled or forfeited	-	-
Options outstanding as of December 31, 2022	600,000	$0.33	7.96	$-
Options vested and exercisable as of December 31, 2022	282,822	$0.33		$-

14

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing price of the common stock on December 31, 2022 of $0.1455 and the exercise price of each in-the-money option) that would have been received by the option holders had all option holders exercised their options on December 31, 2022. There were no performance-based stock options exercised under the 2018 Plan for the three and nine months ended December 31, 2022.

For the three months ended December 31, 2022 and 2021, we recorded stock-based compensation expense for performance-based stock options pursuant to the 2018 Plan in the amount of $27,148 and $25,404, respectively. For the nine months ended December 31, 2022 and 2021, we recorded stock-based compensation expense for performance-based stock options pursuant to the 2018 Plan in the amount of $54,295 and $50,808, respectively. As of December 31, 2022 and March 31, 2022, we had $233,721 and $315,164 of unrecognized stock-based compensation cost related to performance-based stock options, respectively. There were no performance-based stock options exercised under the 2018 Plan for the three and nine months ended December 31, 2022 and 2021.

9. Commitments and Contingencies

Legal Proceedings

Other than as set forth below, we are not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against us by any federal, state or local governmental agency. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

On October 8, 2020, we filed a lawsuit in the U.S. District Court for the Central District of California against Joseph Page, our former director and chief technology officer. On January 13, 2021, the case was transferred to the U.S. District Court for the District of Nevada, Las Vegas Division. The causes of action include securities fraud under Federal and California law; fraud, breach of fiduciary duty, negligent misrepresentation and unjust enrichment under California law; and violation of California Business and Professions Code §17200 et seq.

On May 29, 2019, Mr. Page resigned from our board. After his resignation, we retained independent patent counsel to review our patent applications. In connection with this review, we discovered certain deficiencies in some of the applications and in their assignments to us. We determined that all of the applications had been abandoned. Based on this review, we decided to refile three of our applications with the U.S. Patent and Trademark Office, which we did in May 2020. It is our belief that the three newly filed patent applications cover and/or disclose the same subject matter as we disclosed in the five original patent applications. In this case, our rights may be subject to any intervening patent applications made after the dates of the original applications. In the lawsuit, we were alleging that Mr. Page was aware of the abandonments when he assigned the patents to RocketFuel Blockchain Company (“RBC”), a private corporation that he controlled, and that he failed to disclose to us the abandonments when the Company acquired RBC in exchange for shares of the Company’s Common Stock. Mr. Page filed an answer denying the Company’s claims and asserted cross- and counterclaims against the Company and several of the Company’s shareholders alleging breach of contract and fraud. In September 2021, Mr. Page voluntarily dismissed all of the counterclaims against the shareholders.

On June 7, 2022, RBC entered into a settlement agreement in the legal proceedings between the Company as plaintiff, and Joseph Page as defendant, whereunder Page surrendered 3,600,394 shares of the Company’s common stock, and kept 1,500,000 shares. Mr. Page represents and warrants that he has not filed or assisted anyone else in filing any patent applications that would preempt or infringe upon the Company’s patent applications. Plaintiff and defendant have each released their claims against each other and covenanted not to sue the other, including related parties and stakeholders, with the exclusion of current or future claims against EGS. The parties agreed to a Stipulated Dismissal of the Action with Prejudice filed with the court. In connection with this settlement, we recognized a gain of $540,059, calculated based on the Company’s share price of $0.15 per share on the date of settlement of the legal proceedings. This gain was recorded in other income for the nine months ended December 31, 2022 in the accompanying consolidated statements of operations (see Note 7).

On March 2, 2021, we filed a lawsuit in the U.S. District Court for the Southern District of New York against Ellenoff Grossman & Schole LLP (“EGS”) for negligence and legal malpractice, breach of contract and breach of fiduciary duty. EGS had represented RBC prior to the Business Combination and represented us after the closing of the Business Combination through August 2019. In the litigation against Mr. Page, he has alleged that he provided information to an EGS partner that the patent applications had been abandoned and that EGS failed to inform RBC and us of the fact. We are seeking damages and the return of legal fees previously paid.

On February 8, 2023 we entered into a settlement agreement with EGS, pursuant to which EGS agreed to pay us $750,000 in full settlement of the lawsuit. After payment of our legal fees, the net payment to us, which was received on February 14, 2023, was $525,000. As part of the settlement (i) we have agreed to dismiss the lawsuit with prejudice and (ii) each party has agreed to grant a mutual general release to the other party and its affiliates, related parties and agents.

15

ROCKETFUEL BLOCKCHAIN, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

(UNAUDITED)

In January 2022, the Company terminated its agreement with Scarola Schaffzib Zubatov PLLC (“SSZ”), which the Company had retained to represent it in the litigation against EGS. The reason for the termination was that the Company believed that SSZ had overcharged for legal services provided. Subsequent to the termination, SSZ sent the Company additional invoices, to which the Company also objected. In August 2022 SZZ filed a lawsuit in the Supreme Court of the State of New York, County of New York, claiming it is owed approximately $120,000 in legal fees. The Company disputes that this amount is owed and contends that a portion of the legal fees previously paid should be refunded. Discovery has commenced; a trial date has not been set. The Company has accrued approximately $120,000 in accounts payable.

10. Subsequent Events

On January 13, 2023, we completed a private placement (the “Offering”) of $150,000 principal amount of its secured convertible promissory notes (the “Notes”). The purchase price was $150,000. There were three purchasers, including Gert Funk, the Company’s Chairman, and Peter M. Jensen, the Company’s Chief Executive Officer and a member of its Board of Directors. The third purchaser was a private investor. Each investor purchased a Note for $50,000.

The Notes bear interest at 10% per annum and mature on July 13, 2023 (the “Maturity Date”). The Notes may be prepaid by the Company at any time. If the Company shall prepay the entire outstanding principal amount of a Note on or before April 13, 2023, then there is no prepayment premium. If the Company shall prepay the entire outstanding principal amount of a Note between April 14, 2023 and the Maturity Date, then it shall also pay accrued interest on such principal amount in an amount equal to 50% of such principal amount. If the Company shall repay the outstanding principal amount of a Note on or after the Maturity Date, then it shall also pay accrued interest on such principal amount in an amount equal to 100% of such principal amount.

The Notes are convertible into shares of the Company’s Series A Preferred Stock (“Series A Preferred”) at a conversion price equal to (a) the outstanding principal amount of, plus all accrued interest on, the Note divided by (b) $0.2065. The conversion price is subject to adjustment for certain stock splits, recapitalizations and other similar events. The Notes are secured by a security interest in all of the Company’s assets.

Up to 1,000,000 shares of Series A Preferred were approved by the Board. The Series A Preferred has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of the Company. In such event, the holders of the Series A Preferred will be entitled to a priority distribution equal to 200% of the deemed issue price of $0.2065 per share, (i.e., $0.4130 per share). The Series A Preferred is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.2065 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events.

On January 13, 2023, in connection with the Offering, the Company entered into a Convertible Notes Subscription Agreement (the “Subscription Agreement”) with three investors. The Subscription Agreement sets forth the economic terms set forth above.

The Company intends to use the $150,000 net proceeds of the Offering for general corporate purposes and to fund ongoing operations and expansion of its business.

On February 8, 2023 we entered into a settlement agreement with EGS, pursuant to which EGS agreed to pay us $750,000 in full settlement of the lawsuit. After payment of our legal fees, the net payment to us, which was received on February 14, 2023, was $525,000. As part of the settlement (i) we have agreed to dismiss the lawsuit with prejudice and (ii) each party has agreed to grant a mutual general release to the other party and its affiliates, related parties and agents.

On January 18, 2023, we borrowed $200,000 from Peter M. Jensen, our CEO, pursuant to a convertible promissory note. The proceeds were to be used to support a transaction that ultimately was not consummated. On February 15, 2023, we repaid the loan in full together with $1,535 representing accrued interest at a rate of 10% per annum.

16

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This Quarterly Report on Form 10-Q contains certain statements that are “forward-looking” within the meaning of the federal securities laws. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, and are not guaranties of future performance. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Quarterly Report on Form 10-Q. Important factors that could cause actual results to differ from our predictions include, without limitation:

●	Market acceptance of our products and services;
●	Competition from existing products or new products that may emerge;
●	The implementation of our business model and strategic plans for our business and our products;
●	Estimates of our future revenue, expenses, capital requirements and our need for financing;
●	Our financial performance;
●	Current and future government regulations;
●	Developments relating to our competitors; and
●	Other risks and uncertainties, including those listed under the section titled “Risk Factors” in our annual report filed on Form 10-K filed with the Securities and Exchange Commission on July 15, 2022.

Although we have sought to identify the most significant risks to our business, we cannot predict whether, or to what extent, any of such risks may be realized, nor can there be any assurance that we have identified all possible issues which we might face. For all of these reasons, the reader is cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date hereof. We assume no responsibility to update any forward-looking statements as a result of new information, future events, or otherwise except as required by law. We urge readers to review carefully the risk factors described in this Quarterly Report and in our annual report filed on Form 10-K filed with the Securities and Exchange Commission on July 15, 2022. You can read these documents at www.sec.gov.

Overview

Our Business

We provide payment and check-out systems enabling shoppers on e-commerce sites to pay using cryptocurrencies and direct bank transfers. Currently our payment and check-out systems focus on B2C applications; we are currently developing B2B capabilities that will among other things enable businesses to receive payments on their invoices in cryptocurrencies. Our check-out systems are based upon blockchain technology and are designed to reduce costs and increase speed, security and ease of use. We believe that users of our systems enjoy a seamless check-out experience compared to current online shopping solutions, and that merchants will realize cost savings and other advantages over credit-card based payment systems.

We are developing versions of our payment systems for use for in-store purchases and other applications. Our check-out and payment systems securely automate and simplify the way online payment and shipping information is received by merchants from their customers. Our “one click” checkout solution is modeled on the “buy now” button on leading eCommerce sites. Our check-out systems are designed to enhance customers’ data protection, enabling consumers to pay for goods and services using cryptocurrencies or by direct transfers from their bank accounts without exposing spending credentials such as credit card data. At the same time, our check-out systems are designed to increase the speed, security and ease of use for both customers and merchants and include a merchant portal that provides detailed transaction information, metrics and reports. Our systems also include a customer portal where shoppers are able to track their payments, configure payment defaults and connect with various cryptocurrency exchanges and banks to facilitate payment to merchants. Merchants are able to integrate a unique pop-up user interface that allows customers to pay directly from their ecommerce checkout page with no need to redirect to another website or web page.

17

Our merchant portal is updated instantly when a payment transaction is made on the merchant’s website. The merchant is notified of the transaction and can see the transaction details, including the customer that made the transaction, the transaction amount and the items purchased. This information is available to the merchant on its dashboard, where various metrics are tracked and displayed to the merchant, including information about the various cryptocurrencies that are used for payments to that merchant, the different currencies received by the merchant as payment and transaction details such as the transaction hash. In addition to various metrics, merchants are able to generate a variety of reports, and are able to configure various options, including settlement options, from their portal.

Customers of merchants that use the RocketFuel payment solution are able to track their payments in their own online portal. They are also able to track payments they made to all the merchants that are integrated with the RocketFuel payment technology within a single consolidated user portal. They are currently able to connect to their accounts on Coinbase and Gemini, and in the future we plan to add connectivity to Binance, Kraken and other exchanges. Customers can also pay from any cryptocurrency wallet, such as Metamask and Electrum and are able to pay from their bank accounts as well. These customers are able to make payment with any of these payment options with 1, 2, or 3 clicks from the merchant checkout page. By default, these customers can choose from over 100 cryptocurrencies with which to pay.

Our payment user interface allows customers to easily onboard as well as to pay for merchants’ products or services with a variety of cryptocurrencies or via bank transfers. The user interface is displayed as a stand-alone popup that allows the creation of new accounts as well as payment directly from crypto exchanges, crypto wallets, and bank accounts, with no redirects to browser tabs or pages. This can be integrated as a plugin on the merchant checkout page or as a browser extension. The plugin, which we are currently developing, will come integrated with popular ecommerce platforms including WooCommerce, Shopify, Prestashop and others. The browser extension is integrated with popular browsers including Chrome, Chromium, Opera, Firefox, and Edge. The payment interface is designed for both web and mobile checkout experiences. Merchants are able to integrate the RocketFuel payment interface to their checkout page with software development kits (SDKs) that are available via the merchant portal. Application programming interfaces (APIs) are also available to the merchant for deeper integration into backend systems, ERP platforms, and other third-party platforms.

Our solution is designed to be implemented on an eCommerce site’s check-out page. The technology will also be used for different scenarios, including paying for services, paying invoices, and other payment strategies. In addition, we anticipate that a future version of our payment system will allow for advertisements in which the entire checkout process is embedded to be placed on third party websites where sales may be completely finalized. Thus, our technology will enable eCommerce strategies that can include advertisements with a fully integrated check-out process. We believe that this has never before been accomplished on any eCommerce platform. We believe that such advertisements could provide significant new sales channels to retailers that are simply not possible with legacy check-out solutions. We also believe that transactions costs on our system will be significantly less expensive than the cost of credit-card transactions.

The RocketFuel check-out solution is designed to operate identically across merchant channels with all participating merchants. eCommerce merchants are able to encode their check-out protocol to support our technology and the merchants will no longer have to administer complex check-out and payment gateways at their eCommerce websites. At the same time, consumers are able to experience enhanced data protection opportunities and significantly improved convenience.

With the RocketFuel check-out systems, consumers will no longer have to enter credit card information or shipping details every time they want to buy online. Payment and shipping information will be handled automatically. Using the RocketFuel payment solution, credit card data will no longer be shared or transmitted and exposed online. Rather, payments will be made via 100% secure cryptocurrency conveyance or direct bank transfer on the blockchain.

Our corporate headquarters are located in San Francisco, California.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 to the financial statements as of March 31, 2022 which are included in our Annual Report on Form 10-K. There were no changes to our significant accounting policies during the three and nine months ended December 31, 2022 as compared to the significant account policies described in our Annual Report on Form 10-K for the year ended March 31, 2022. Our discussion and analysis of our financial condition and results of operations are based upon these financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. In the past, actual results have not been materially different from our estimates. However, results may differ from these estimates under different assumptions or conditions.

18

Results of Operations

For the Three Months Ended December 31, 2022 vs December 31, 2021

Revenues

During the three months ended December 31, 2022, we recorded revenues of $42,408, including $28,837 as a result of revenue recognized under a new software development contract, and a combined total of $13,571 of transaction fees and the recognition of amortization of deferred setup fee revenues in connection with the execution of contracts with customers. During the three months ended December 31, 2021, we recorded revenues of $2,500 for similar recognition of deferred revenues.

For the three months ended December 31, 2022, we recognized $26,890 in transaction costs, of which $14,268 was related to the software development contract, $7,988 in hosting fees, $2,296 in exchange fees, and $2,338 merchant processing fees, for a net positive margin of $15,518. We anticipate that the hosting fees and processing fee structure will contribute positive gross margin as the Company grows and these expenses remain static or grow ratably with revenues.

We anticipate that future revenues will continue to be generated from (i) fees charged under the software development contract; (ii) fees charged in connection with conversion of crypto currencies to and from fiat currencies; (iii) fees charged in connection with the implementation of our ecommerce checkout solutions; and (iv) ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues earned by our merchant customers. In June 2022, we conducted tests of our cross-border B2B solution, which we expect to place in commercial operations by the end of 2022.

Research and Development Expenses

Research and development expenses for the three months ended December 31, 2022 were $210,342, a decrease of $83,984 as compared with expenses of $294,326 for the prior year period. Research and development expenses increased due to increases in software coding and development activities during the recent quarter compared to the same period of the prior year.

General and Administrative Expenses

General and administrative expenses for the three months ended December 31, 2022 were $1,140,603 as compared with $879,355 for the prior year period, an increase of $261,248. The increase is primarily a result of an increase in hiring expense and staffing costs for increased staffing and finance professional fees in designing and managing accounting systems to accommodate additional revenue stream opportunities.

For the Nine Months Ended December 31, 2022 vs December 31, 2021

Revenues

During the nine months ended December 31, 2022, we recorded revenues of $92,355, including $60,000 resulting from the new software development contract, and a combined total of $32,355 in transaction fees and the recognition of amortization of deferred setup fee revenues in connection with the execution of contracts with customers. During the nine months ended December 31, 2021, we recorded revenues of $11,875 for similar recognition of deferred revenues.

For the nine months ended December 31, 2022, we recognized $102,492 in transaction costs, of which $53,802 was related to the software development contract, $23,525 in hosting fees, $12,582 in exchange fees, and $12,583 merchant processing fees, for a net negative margin of $(10,137). We anticipate that the hosting fees and processing fee structure will contribute positive gross margin as the Company grows and these expenses remain static or grow ratably with revenues.

We anticipate that future revenues will continue to be generated from (i) fees charged under the software development contract; (ii) fees charged in connection with conversion of crypto currencies to and from fiat currencies; (iii) fees charged in connection with the implementation of our ecommerce checkout solutions; and (iv) ongoing daily transactional fees derived as a negotiated percentage of the transactional revenues earned by our merchant customers. In June 2022, we conducted tests of our cross-border B2B solution, which we expect to place in commercial operations by the end of 2022.

Research and Development Expenses

Research and development expenses for the nine months ended December 31, 2022 were $797,006, a increase of $146,244 as compared with expenses of $650,762 for the prior year period. Research and development expenses increased year over year by approximately 22.5% due to increased staffing in software coding and development activities, but was more than offset in the current period as a result of capitalization of software development costs, which practice was implemented after the completion of the nine-month period of the prior year.

General and Administrative Expenses

General and administrative expenses for the nine months ended December 31, 2022 were $5,398,527 as compared with $2,676,525 for the prior year period, an increase of $2,722,022. The increase is a result of an increase in hiring expense and staffing costs for increased staffing of accounting and consultancy costs not experienced in the prior period; and increases in travel, audit and other fees. These were partially offset by a decrease in legal fees in connection with decreased work on business development strategies.

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Liquidity and Capital Resources

We will require additional financing in order to continue to develop our product and execute on our business plan. However, there can be no assurances that we will be successful in raising the additional capital necessary to continue operations and execute on our business plan. Any potential future sale of equity or debt securities may result in dilution to our stockholders, and we cannot be certain that additional public or private financing will be available in amounts or on terms acceptable to us, or at all. If we are required to raise additional financing, but are unable to obtain such financing, we may be required to delay, reduce the scope of, or eliminate one or more aspects of our operations or business development activities.

On December 31, 2022, we had total assets of $1,272,816 and total liabilities of $751,882. This compares to total assets of $2,650,619 and total liabilities of $513,550 on March 31, 2022. As of December 31, 2022, our assets consisted of $392,956,of cash and restricted cash, $0 of accounts receivable, $111,593 of prepaid expenses and other current assets and $768,267 of property and equipment, net of depreciation and amortization. The decrease in assets compared to March 31, 2022 is due to the use of cash to pay for operating costs as a result of increase business activities, an increase in prepaid expenses and other current assets and the capitalization of software development costs. As of December 31, 2022, our liabilities consist of $723,982 of accounts payable and accrued expenses, $24,396 due to related parties and $3,504 of deferred revenue. The increase in liabilities compared to March 31, 2022 is largely due to increases of accounts payables and accrued expenses, and an increase in amounts due to a related party.

On December 31, 2022, we had working capital of $(247,333) and a stockholders’ equity of $520,934 compared to working capital of $2,137,069 and stockholders’ equity of $2,597,245 at March 31, 2022. Working capital decreased during the nine months ended December 31, 2022 largely due to cash paid for prepaid expenses, and cash used in operating activities to expand on the Company’s product offerings and capabilities of its software. Stockholders’ equity decreased due to the operating loss for the nine-month period ended December 31, 2022, with an offset for the $700,000 additional private placement funds to offset the operating loss.

As of December 31, 2022, we had cash and restricted cash of $392,956 as compared to $2,634,794 as of March 31, 2022.

During the nine months ended December 31, 2022, we had net cash of $483,865 used in operating activities, which was composed primarily of (i) our net loss of $3,527,170 (ii) a gain from a legal settlement of $540,059 (iii) increases in prepaid expenses and other current assets of $99,243. The cash flows used in operating activities were partially offset by (i) stock-based compensation of $1,287,048 primarily in connection with stock options granted pursuant to the 2018 Stock Option Plan, (ii) depreciation and amortization of $493,660, (iii) an increase in accounts payable and accrued expenses of $435,953, (iv) an increase in a payable to a related party of $36,680, and (v) an increase in deferred revenue of $1,004. During the nine months ended December 31, 2021, we had net cash of $483,865 used in operating activities, which was composed of our net loss of $3,527,170 and offset by (i) stock-based compensation of $1,287,048 and (ii) smaller incremental increases and decreases to prepaid expenses and other current assets, accounts payable and accrued expenses, payables to related parties and deferred revenues.

During the nine months ended December 31, 2022, we used cash of $651,832 for the purchase of property and equipment and the capitalization of software development costs. There were no such investments during the nine-month period ended December 31, 2021.

During the nine months ended December 31, 2022, we had $0 net cash provided by financing activities, compared with $808,750 net cash provided by the issuance of common stock in connection with exercise of common stock purchase warrants and issuance of convertible note payable during the nine-month period ended December 31, 2021.

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the nine months ended December 31, 2022, we reported a net loss of $3,527,170, which included non-cash stock-based compensation of $1,287,048 and $540,059 of gain from a legal settlement, and cash flows used in operating activities of $483,865. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Commitments

We do not have any long-term commitments as of December 31, 2022.

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Subsequent Events

On January 13, 2023, we completed a private placement (the “Offering”) of $150,000 principal amount of its secured convertible promissory notes (the “Notes”). The purchase price was $150,000. There were three purchasers, including Gert Funk, the Company’s Chairman, and Peter M. Jensen, the Company’s Chief Executive Officer and a member of its Board of Directors. The third purchaser was a private investor. Each investor purchased a Note for $50,000.

The Notes bear interest at 10% per annum and mature on July 13, 2023 (the “Maturity Date”). The Notes may be prepaid by the Company at any time. If the Company shall prepay the entire outstanding principal amount of a Note on or before April 13, 2023, then there is no prepayment premium. If the Company shall prepay the entire outstanding principal amount of a Note between April 14, 2023 and the Maturity Date, then it shall also pay accrued interest on such principal amount in an amount equal to 50% of such principal amount. If the Company shall repay the outstanding principal amount of a Note on or after the Maturity Date, then it shall also pay accrued interest on such principal amount in an amount equal to 100% of such principal amount.

The Notes are convertible into shares of the Company’s Series A Preferred Stock (“Series A Preferred”) at a conversion price equal to (a) the outstanding principal amount of, plus all accrued interest on, the Note divided by (b) $0.2065. The conversion price is subject to adjustment for certain stock splits, recapitalizations and other similar events. The Notes are secured by a security interest in all of the Company’s assets.

Up to 1,000,000 shares of Series A Preferred were approved by the Board. The Series A Preferred has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of the Company. In such event, the holders of the Series A Preferred will be entitled to a priority distribution equal to 200% of the deemed issue price of $0.2065 per share, (i.e., $0.4130 per share). The Series A Preferred is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.2065 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events.

On January 13, 2023, in connection with the Offering, the Company entered into a Convertible Notes Subscription Agreement (the “Subscription Agreement”) with three investors. The Subscription Agreement sets forth the economic terms set forth above.

The Company intends to use the $150,000 net proceeds of the Offering for general corporate purposes and to fund ongoing operations and expansion of its business.

On February 8, 2023 we entered into a settlement agreement with EGS, pursuant to which EGS agreed to pay us $750,000 in full settlement of the lawsuit. After payment of our legal fees, the net payment to us, which was received on February 14, 2023, was $525,000. As part of the settlement (i) we have agreed to dismiss the lawsuit with prejudice and (ii) each party has agreed to grant a mutual general release to the other party and its affiliates, related parties and agents.

On January 18, 2023, we borrowed $200,000 from Peter M. Jensen, our CEO, pursuant to a convertible promissory note. The proceeds were to be used to support a transaction that ultimately was not consummated. On February 15, 2023, we repaid the loan in full together with $1,535 representing accrued interest at a rate of 10% per annum.

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Off-Balance Sheet Arrangements

As of December 31, 2022, we did not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Impact of COVID-19 on Our Business

The COVID-19 pandemic has resulted, and may continue to result, in significant economic disruption despite progress made in the development and distribution of vaccines. It disrupted global travel, supply chains and the labor market and adversely impacted global commercial activity. While the pandemic has largely subsided, considerable uncertainty still surrounds COVID-19, the evolution of its variants, its potential long-term economic effects, as well as the effectiveness of any responses taken by government authorities and businesses and of various efforts to inoculate the global population.

Significant uncertainty continues to exist concerning the impact of the COVID-19 pandemic on our customers’ and prospects’ business and operations in future periods. Although our total revenues for the three and nine months ended December 31, 2022 were not materially impacted by COVID-19, we believe our revenues may be negatively impacted in future periods until the effects of the pandemic have fully subsided and the current macroeconomic environment has substantially recovered. Effects of the COVID-19 pandemic that may negatively impact our business in future periods include, but are not limited to: limitations on the ability of our customers to conduct their business, purchase our products and services, and make timely payments; curtailed consumer spending; deferred purchasing decisions; delayed consulting services implementations; labor shortages and decreases in product licenses revenues driven by channel partners. We will continue to actively monitor the nature and extent of the impact to our business, operating results, and financial condition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Based on an evaluation under the supervision and with the participation of our management, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act were not effective as of December 31, 2022 to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and (ii) accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, our management concluded that, as of December 31, 2022, our internal controls over financial reporting were not effective.

Changes in Internal Control Over Financial Reporting

The following changes have been made in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) under the Exchange Act) during the fiscal period to which this report relates that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

We expanded the responsibilities assigned to a new accountant and an independent Controller, engaged in the quarter ended June 30, 2022, to transact and oversee the financial activities of the Company, with preparation of our public filings by an SEC Manager, each with the guidance of our SEC Director. In February 2023 we hired a full time Director of Finance to replace the accountant and independent Controller. The Director of Finance. Reports directly to our CFO.

We intend to perform additional internal control improvements, beginning with written documentation of financial processes.

Inherent Limitations of the Effectiveness of Internal Controls

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the internal control system are met. Because of the inherent limitations of any internal control system, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.

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PART II. OTHER INFORMATION

Item 1. Legal Proceedings

Other than as set forth below, we are not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against us by any federal, state or local governmental agency. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

On October 8, 2020, we filed a lawsuit in the U.S. District Court for the Central District of California against Joseph Page, our former director and chief technology officer. On January 13, 2021, the case was transferred to the U.S. District Court for the District of Nevada, Las Vegas Division. The causes of action include securities fraud under Federal and California law; fraud, breach of fiduciary duty, negligent misrepresentation and unjust enrichment under California law; and violation of California Business and Professions Code §17200 et seq.

On May 29, 2019, Mr. Page resigned from our board. After his resignation, we retained independent patent counsel to review our patent applications. In connection with this review, we discovered certain deficiencies in some of the applications and in their assignments to us. We determined that all of the applications had been abandoned. Based on this review, we decided to refile three of our applications with the U.S. Patent and Trademark Office, which we did in May 2020. It is our belief that the three newly filed patent applications cover and/or disclose the same subject matter as we disclosed in the five original patent applications. In this case, our rights may be subject to any intervening patent applications made after the dates of the original applications. In the lawsuit, we were alleging that Mr. Page was aware of the abandonments when he assigned the patents to RocketFuel Blockchain Company (“RBC”), a private corporation that he controlled, and that he failed to disclose to us the abandonments when the Company acquired RBC in exchange for shares of the Company’s Common Stock. Mr. Page filed an answer denying the Company’s claims and asserted cross- and counterclaims against the Company and several of the Company’s shareholders alleging breach of contract and fraud. In September 2021, Mr. Page voluntarily dismissed all of the counterclaims against the shareholders.

On June 7, 2022, RBC entered into a settlement agreement in the legal proceedings between the Company as plaintiff, and Joseph Page as defendant, whereunder Page surrendered 3,600,394 shares of the Company’s common stock, and kept 1,500,000 shares. Mr. Page represents and warrants that he has not filed or assisted anyone else in filing any patent applications that would preempt or infringe upon the Company’s patent applications. Plaintiff and defendant have each released their claims against each other and covenanted not to sue the other, including related parties and stakeholders, with the exclusion of current or future claims against EGS. The parties agreed to a Stipulated Dismissal of the Action with Prejudice filed with the court. In connection with this settlement, we recognized a gain of $540,059, calculated based on the Company’s share price of $0.15 per share on the date of settlement of the legal proceedings. This gain was recorded in other income for the nine months ended December 31, 2022 in the accompanying consolidated statements of operations.

On March 2, 2021, we filed a lawsuit in the U.S. District Court for the Southern District of New York against Ellenoff Grossman & Schole LLP (“EGS”) for negligence and legal malpractice, breach of contract and breach of fiduciary duty. EGS had represented RBC prior to the Business Combination and represented us after the closing of the Business Combination through August 2019. In the litigation against Mr. Page, he has alleged that he provided information to an EGS partner that the patent applications had been abandoned and that EGS failed to inform RBC and us of the fact. We are seeking damages and the return of legal fees previously paid.

On February 8, 2023 we entered into a settlement agreement with EGS, pursuant to which EGS agreed to pay us $750,000 in full settlement of the lawsuit. After payment of our legal fees, the net payment to us, which was received on February 14, 2023, was $525,000. As part of the settlement (i) we have agreed to dismiss the lawsuit with prejudice and (ii) each party has agreed to grant a mutual general release to the other party and its affiliates, related parties and agents.

In January 2022, the Company terminated its agreement with Scarola Schaffzib Zubatov PLLC (“SSZ”), which the Company had retained to represent it in the litigation against EGS. The reason for the termination was that the Company believed that SSZ had overcharged for legal services provided. Subsequent to the termination, SSZ sent the Company additional invoices, to which the Company also objected. In August 2022 SZZ filed a lawsuit in the Supreme Court of the State of New York, County of New York, claiming it is owed approximately $120,000 in legal fees. The Company disputes that this amount is owed, and contends that a portion of the legal fees previously paid should be refunded. Discovery has commenced; a trial date has not been set. The Company has accrued approximately $120,000 in accounts payable.

Item 1A. Risk Factors

The Risk Factors identified in our Annual Report on Form 10-K for the year ended March 31, 2022 continue to represent the most significant risks to the Company’s future results of operations and financial conditions, without further modification or amendment.

Item 2. Unregistered Sales of Equity Securities

We made no unregistered sales of equity securities during the three months ended December 31, 2023.

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Item 6. Exhibits

Exhibit No.	Description
3.1	Conformed copy of Articles of Incorporation of RocketFuel Blockchain, Inc., as currently in effect - incorporated by reference to Exhibit 3.1 to Amendment to Registration Statement on Form S-1 filed October 20, 2021.

3.2	Amended and Restated Bylaws - incorporated by reference to Exhibit 2.1 to Form 8-K filed June 9, 2018.

31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.3	Certification of the Principal Accounting Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the Chief Executive Officer Pursuant to 18 U.S.C. 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of the Chief Financial Officer Pursuant to 18 U.S.C. 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxomony Extension Calculation Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RocketFuel Blockchain, Inc.

	By:	/s/ Peter M. Jensen
Peter M. Jensen
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer
(Principal Financial Officer)

	By:	/s/ Justin D. Fewell
Justin D. Fewell
Director of Finance
(Principal Accounting Officer)

Dated: April 3, 2023

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